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                                                                  Exhibit 11

                    PCA INTERNATIONAL, INC., AND SUBSIDIARIES
                    COMPUTATION OF PRIMARY AND FULLY DILUTED
                            EARNINGS PER COMMON SHARE
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                                                                                  FOR THE FISCAL YEARS ENDED
                                                                     ------------------------------------------------------
                                                                       JANUARY 28,         JANUARY 29,        JANUARY 30,
                                                                          1996                1995               1994
                                                                     ----------------    ---------------    ----------------
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PRIMARY EARNINGS PER COMMON SHARE:

     EARNINGS APPLICABLE TO COMMON STOCK:
         Income from continuing operations.........................  $  7,617,169        $  4,372,461       $  4,912,074
         Total discontinued operations.............................            --             412,406         (2,199,826)
                                                                     ----------------    ---------------    ----------------
         Net income................................................  $  7,617,169        $  4,784,867       $  2,712,248
                                                                     ================    ===============    ================

     COMPUTATION OF COMMON SHARES AND COMMON
       EQUIVALENT SHARES:
         Weighted average number of common shares..................     7,632,297           8,148,845          8,092,010
         Dilutive effect of stock options..........................       437,241             415,450            701,866
                                                                     ----------------    ---------------    ----------------
         Weighted average number of common shares after dilutive
              effect...............................................     8,069,538           8,564,295          8,793,876
                                                                     ================    ===============    ================

     EARNINGS PER COMMON SHARE AND COMMON
       EQUIVALENT SHARE:
         Income from continuing operations.........................  $       0.94        $       0.51       $       0.56
         Discontinued operations...................................            --                0.05             (0.25)
                                                                     ----------------    ---------------    ----------------
         Net income................................................  $       0.94        $       0.56       $       0.31
                                                                     ================    ===============    ================



FULLY DILUTED EARNINGS PER COMMON SHARE:

     EARNINGS APPLICABLE TO COMMON STOCK:
         Income from continuing operations.........................  $  7,617,169        $  4,372,461       $  4,912,074
         Discontinued operations...................................            --             412,406        (2,199,826)
                                                                     ================    ===============    ================
         Net income................................................  $  7,617,169        $  4,784,867       $  2,712,248
                                                                     ================    ===============    ================

     COMPUTATION OF COMMON SHARES AND COMMON
       EQUIVALENT SHARES:
         Weighted average number of common shares outstanding......     7,632,297           8,148,845          8,092,010
         Dilutive effect of stock options..........................       478,156             433,422            730,680
                                                                     ----------------    ---------------    ----------------
         Weighted average number of common shares outstanding
              as adjusted..........................................     8,110,453           8,582,267          8,822,690
                                                                     ================    ===============    ================

     EARNINGS PER COMMON SHARE AND COMMON
       EQUIVALENT SHARE ASSUMING FULL DILUTION:
         Income from continuing operations.........................  $       0.94        $       0.51       $       0.56
         Discontinued operations...................................            --                0.05             (0.25)
                                                                     ----------------    ---------------    ----------------
         Net income................................................  $       0.94        $       0.56       $       0.31
                                                                     ================    ===============    ================
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